Exhibit 10.25

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Product Authorization and sales cooperation agreement

Party A: Shenzhen Bestman Precision Instrument Co., LTD

Authorized representative: Cao Haizhu

Address: 8th floor, Yifang Building, No.315, Shuangming Avenue, Guangming Street, Guangming District, Shenzhen City

Tel.: [*]

Party B: Yunnan Baitian Medical Technology Co., LTD

Legal representative: Zhang Junhao

Address: Area A, Floor 3, Building A19, Yunshui Road, Dabanqiao Sub-district Office, Central Yunnan New District, Yunnan Province

Tel.: [*]

Business contacts;

telephone;

In accordance with the Civil Code of the People's Republic of China and the laws for the sale of related products, Party B is hereby Party A and Party B shall negotiate in Yunnan Province (hereinafter referred to as: Yunnan Province) for the sale of the full series of products developed and produced by Party A, and follow the principles of voluntariness, equality, fairness and integrity on the basis of mutual benefit For the purpose of win-win cooperation, both parties shall enter into the following terms of this agreement for mutual performance:

The first mode of cooperation

1. Party A authorizes Party B to act as the sales agent of hospital lines in Yunnan Province during the term of this Agreement Renewal is effect annually for three years.

2. The relationship between Party A and Party B is only limited to the product agency relationship authorized by Party A, and they are independent parties to the agreement. The second of the ten Heavenly Stems As an agent, it shall meet the following requirements:

2.1 Party B is willing to accept party A's review, supervision and guidance, and shall have legal business qualification.

2.2 Party B shall pay the sales agent deposit to Party A. After signing this Agreement, Party B shall pay the above guarantee to Party A The gold of RMB 800,000 yuan can be used to deduct the purchase price. Otherwise, if Party B shall terminate the cooperation agreement midway, this is concerned Party A has the right not to return the security deposit.

2.3 When Party B develops a sales agent within the authorized area, Party B's agency authority shall be granted without Party A's written seal not negotiable. All the sales agents in Yunnan Province developed by Party B shall sign a sales contract with Party B, provided with Party B The scanned copy of the contract text shall be reported to Party A within three working days after the signing of the sales contract.

3. During the cooperation period conducted by both parties, Party B shall purchase the price list of Party A's full series of products, which is attached to this Agreement. Party B shall not make any sales behavior in violation of Party A's price system, otherwise Party A has the right to cancel Party B's agency authority and Preferential purchase rights.

4, party b as party a's Yunnan province regional sales agent, annual sales amount shall not be less than 600000, the second year amount shall not be less than 800000, and the third year shall not be less than 900000, standard party a will be 5% of the annual actual delivery amount as, discount, such as the delivery amount reached 1 million a year, 10% as sales discount, in the second year button up. If it fails to meet the standard, Party A has the right to terminate the agency agreement at any time.

5, party b shall be during the period of agency, each year at his own host or participate in party a product display discussion of the relevant local academic exchange at least three games, and as the next year agent assessment indicators, party b has an obligation to soft to party a, a platform recommended with medical qualification experts signing, otherwise party a has the right to unilaterally remove the agency agreement or adjust generation Reason requirements.

Article 2. Term of the agreement

1. The term of the cooperation intent agreement is three years, and this agreement shall be valid from May 22,2024 to May 22, 2025. However, before May 30 of each year, the renewal of the agreement on the marketing performance indicators of the next year can take effect. The amount of the next year and additional terms, through After negotiation and confirmation of signing. However, the three-year total sales target remains unchanged.

2. The agreement shall be established and come into force only after paying the sales deposit of RMB 200,000 to Party A in Article 12.2 within 7 days after the cooperation agreement is signed and sealed by Party B, and the remaining RMB 600,000 yuan shall be paid Pay it off in three quarters. Otherwise, the agreement is terminated.

Article 3 Rights and obligations of both parties

1. Party A shall provide support to Party B in accordance with Article 6 hereof.

2. Party B shall promote and sell Party A's products in Yunnan Province (region) in strict accordance with the provisions herein, and shall not conduct anything unrelated to promoting and selling Party A's products in the name of Party A, otherwise, Party A has the right not to recognize them. In case of economic losses to Party A, Party A shall have the right to cancel Party B's product agency qualification at any time and require Party B to bear the responsibility of Party A All economic losses and all rights protection expenses (including but not limited to attorney's fees, legal costs, arbitration fees, preservation fees, Guarantee fee, etc.).

3. Party A shall have the right to supervise and manage Party B's behavior and to request to odify the behavior made by Party B that is unfavorable to Party A. Party B shall make effective rectification within 3 days after receiving the rectification notice from Party A, resulting in external film If loud, timely measures should be taken to eliminate the negative impact.

4. Party B shall not sell the product to the territory other than that agreed herein for any reason, otherwise Party A shall have the right to terminate the contract at any time protocol.

5. Party B has only the right to be in. If Party B has the right to sign the agreement on behalf of Party A, and if Party B signs the agreement on behalf of Party A without authorization, Party A has the right not to recognize it. If the agent recommended by Party B in the advance reported list directly signs the purchase with Party A, the purchase of the agent shall be regarded as Party B's purchase and the assessment shall be conducted Included in Party B's performance.

6. Before the agreement signed by both parties becomes effective, the sales reported and authorized by Party A are not within the scope of the agreement, Including the subsequent repurchase of the customer shall not be subject by this Agreement.

Article 4. Quality of the goods

Party A shall guarantee that the quality of the goods supplied meets the national standards, industry standards or party A's factory qualification standards and meet the standards Standards as defined by the instructions attached to the goods.

Article 5 Purchase of goods and transportation

1. If Party B purchases goods, the written Purchase List issued by Party B shall prevail, and the purchase list shall contain the name of the product Specifications, models, quantity, delivery time, etc., the sales Contract signed by both parties shall be executed by the terms of the agreement and the delivery.

2. The initial delivery place shall be the location of Party B, and the specific delivery place shall be indicated by both parties in the Sales Contract be as the criterion.

3. In principle, when the goods are sent by Party A to Party B, the receiving place shall be the address designated by Party B, and Party A shall be responsible for the transportation and bear the freight. If the goods are delivered to Party A, Party B shall be responsible for the transportation and the transportation mode shall be provided by the transportation party According to the actual situation, the freight time shall be subject to the time indicated on the freight bill.

4. Party B shall inspect the quality of the products within three days after receiving the goods. If Party B fails to submit a written objection to Party A on the quality of the products, the products shall be deemed to be qualified and flawless, and Party B shall not deposit the products in the future On the grounds of quality problems, party A is required to replace, return the goods, etc.

Article 6 Sales support

1. Sales materials: Party A shall provide the required materials for product-related sales and cooperate with Party B to complete the sales of Party A's products Authorization data of the manufacturer.

2. All-aspect training system: Party A shall provide party B's sales personnel with free on-site training once a year and two lines On the training. Including but not limited to product knowledge training, product operation training, sales skills, etc.

3. The specific support projects shall be provided in accordance with party A's internal documents, and party A shall have the right of final interpretation.

Article 7 Promotion, publicity and advertising

1. Party B shall collect information, win over customers, and try its best to promote the promotion and sales of the products.

2. If Party B needs to lead the hosting of large-scale product promotion activities or product advertising activities and needs Party A's support, Party A shall consider that Provide the necessary support as appropriate.

3. Party A shall implement the advertising plan and advertising by formulating the overall advertising plan and other regulations Promotion advertisements shall be published in the agency area as required by Party A, and promotional activities shall be carried out, which shall be implemented after being examined and approved by Party A.

4. Party B shall implement Party A's requirements for advertising activities and shall not publish advertisements in violation of the regulations.

Article 8 Business situation report

1. In order to improve the quality of the products and services, Party B shall timely record them after receiving customers' opinions and complaints about the products And notify Party A that both parties shall make joint efforts to improve Party A's market visibility.

2. Party B shall try its best to provide Party A with information on the market and competition of the commodities, and send the work report to Party A every month to provide Party A with sales situation, price list, technical documents and advertising materials To the information.

Article 9 Supervision and training

During the term of this Agreement, Party A shall conduct guidance, inspection and supervision of Party B's business activities on regular or irregular on the premise that it does not affect Party B's normal business operations. Party B shall follow the suggestions and guidance of Party A or its appointed supervisor in the course of operation. Party A shall continuously provide Party B with the marketing, service or technical guidance necessary for the operation, and provide necessary assistance to Party B. When party B has after-sales service requirements, Party B shall notify Party A in writing Party A shall give a reply within 24 hours of receiving the notice from Party B to confirm the content and time of the service.

Article 10. Intellectual property rights

1. Party A shall license Party B to use the trademark, patent and copyright of the goods provided by Party A in the license method of ordinary permission approve. The above general license right enjoyed by Party B is only applicable to the operation of Party B's agent sales of Party A's products within the agent territory purpose. If Party B finds that any third party infringes Party A's intellectual property rights or does any illegal act harmful to Party A's interests, Party B shall report to Party A. Party B shall not compete with Party A or help others with Party A, and Party B shall not manufacture agent products Or products similar to those sold on commission shall not profit from any enterprise competing with Party A.

2. Party B undertakes that without the written consent of Party A, Party B shall not use Party A's trademark, logo, pattern or slogan for any form of commercial activities except this cooperation, otherwise, Party B shall be deemed to have breached the contract. Party A has the right to require Party B in addition to bear the expenses of Party A's rights protection, but also to require Party B to compensate RMB 50,000 to RMB 150,000 according to the severity of the breach Party B shall be investigated for intellectual property infringement.

3. Party B shall not use the trademark of the commodities authorized herein to do any act that harms Party A's economic interests.

4. Party B shall sell the authorized commodities in the name of the specific channel authorization provider and shall not use Party A in the name of Party A Authorized channels to sell Party B's commodities.

5. Party B shall not manufacture, counterfeit or sell Party A's commodities by itself or by a third party.

Article 11 Confidentiality clause

1. The business secrets mentioned in this agreement, including but not limited to the price, quantity, payment method, the exchange in the business information and the business secrets, company planning, operation, dynamic, financial information, technical information, business information and other business secrets, user information, data, sales price, report, etc are the business secrets of both parties. Both parties undertake to keep the above trade secrets during the discussion, signing and execution of this Agreement, and shall not disclose the above trade secrets to any third party in any way. If one party leads to the disclosure of such trade secrets including but not limited to by the acts of the other party, it shall have the right to require the other party to bear all economic losses suffered thereby Ministry of legal responsibility.

2. The confidentiality clause is independent, regardless of whether this Agreement is signed, changed, terminated or terminated, for a long time valid.

3. The parties involved in this clause are Party A and Party B, including but not limited to their branches, subsidiaries, other companies participating in the operation and management as shareholders, companies with the same or similar business as the shareholders of both parties, and may be involved All employees of this agreement.

Article 12 Force majeure

If either party fails to perform all or a part of this Agreement due to the force majeure event The performance of the obligation shall be suspended during the period when the force majeure event prevents its performance.

Claim that the party affected by the force majeure event shall, as far as possible in the shortest time in writing to notify the other party of the force majeure event, and in the force majeure event within seven working days after the other party about the force majeure event and the appropriate evidence and the agreement fails to perform or need to delay the performance of the written information. Party claiming that the force majeure event makes its performance of this Agreement objectively impossible or impractical, It is responsible to make all reasonable efforts to eliminate or mitigate the impact of such force majeure events.

In case of a force majeure event, both parties shall immediately decide how to implement this Agreement through friendly negotiation. Upon the termination or elimination of the force majeure event or its effects, both parties shall immediately resume their respective obligations under this Agreement. If the force majeure and its effects cannot be terminated or eliminated, resulting in either party losing the ability to continue to perform the agreement, the parties may terminate the agreement or temporarily delay the performance of the agreement through negotiation, and the party encountering the force majeure shall not be liable for this purpose. party If the force majeure occurs after the delay in performance, it shall not be exempted from the liability.

"Force Majeure" means any event beyond the reasonable control of the affected party, unpredictable, predictable, unavoidable and insurmountable after the date of this Agreement, which makes the performance of all or part of this Agreement objectively impossible or impractical. Such events include but are not limited to natural disasters such as floods, fires, droughts, typhoons, earthquakes, and social events such as war (whether declared or not), major epidemics, unrest, and strikes Workers, government actions or laws, etc.

Article 13 Liability for breach of contract

1. Party A and Party B shall strictly perform the terms of this Agreement. If either party breaches the contract, the breaching party shall bear the breach by the agreement About responsibility.

2. If the product is delivered to Party B by Party A and Party B does not raise objections to the product quality within the acceptance period, Party B shall not apply for return or replacement; if the product quality problems caused by the product itself may be repaired by Party A, Party B shall bear the rework service fee, material fee, processing fee, labor personnel wages and other expenses incurred by Party A;

3. If the payment for goods is not made by payment before delivery, Party B shall keep the ownership of the goods agreed herein to Party A before the payment is paid, and Party A shall have the right to retrieve the goods at any time. At the same time, Party B shall properly keep the goods properly before this and ensure that the goods are intact and undamaged. In case of any damage, Party B shall compensate Party A for the money according to the price of the goods agreed herein If the amount is insufficient to make up for the loss, it shall also compensate Party A for all the losses;

4. If Party B violates the agreement or refuses to perform the cooperation content during the cooperation period of this Agreement and remains after being urged by Party A If Party B refuses to perform or even withdraw from the cooperation, Party A shall pay the franchise fee as the deposit and refuse not to return the fee. Meanwhile, Party B shall cooperate with Party A to return all cooperation project materials, trademark product authorization documents and other cooperation materials and compensate Party A for the cause All the economic losses suffered here;

5. If Party B violates this Agreement and causes losses to Party A, all expenses incurred by Party A to safeguard its own legal rights and interests (including but not limited to attorney fee, legal fee, arbitration fee, announcement fee, preservation fee, guarantee premium, appraisal fee and Auction evaluation fee) shall be borne by Party B;

6. If Party B cancels or changes the order without authorization, it shall pay 20% of the order price as penalty and compensate Party A Stock up, labor, profit and other losses.

Article 14 Termination of the agreement

1. If Party A commits any of the following acts, Party B shall have the right to notify the party to terminate the Agreement and the notice of terminating the Agreement Effective upon arrival at Party A:

1.1 When this Agreement is signed, it does not comply with the mandatory regulations of laws and regulations on the qualification of the agent Suffering from economic losses;

1.2 It does not have or lose the ownership or use of the relevant intellectual property rights during the term of this Agreement Failure to timely notify Party B, resulting in the third claim of relevant rights to Party B;

1.3 Party B stops supplying products to Party B without reason and fails to correct within 30 days after Party B urges them;

2. If Party B commits any of the following acts, Party A shall have the right to notify the party to terminate the Agreement and the notice of terminating the Agreement Effective upon arrival at Party B:

2.1 Complaints caused by management and service problems or criticized by major media for more than 3 times, serious damage Goodwill of Party A's operation system;

2.2 Transfer part or all of the contents of this Agreement to a third party without party A's prior written consent Authorizing a third party to engage in the contents of this Agreement (Party B developing an agent is not deemed to transfer in whole or in part this Agreement);

2.3 Intentionally or negligent divulge Party A's trade secrets;

2.4 Deliberately reporting wrong or misleading information to Party A for more than 2 times (excluding this number);

2.5 If Party B delays in paying any payment under this Agreement, it shall not correct for more than 30 days after party A's delay and so on.

2.6 Party B shall sell or represent the products of Party A's competitors separately.

Article 15 Change and termination of the agreement

1. In order to meet the needs of market competition, this Agreement may be appropriately modified or terminated upon mutual agreement through negotiation.

2. This Agreement is terminated under the following circumstances:

2.1 Within 30 days before the expiration of the term, both parties express that they will not renew this Agreement;

2.2 Party A and Party B shall terminate this Agreement by written agreement;

2.3 The purpose of this Agreement cannot be realized due to the provisions of force majeure stipulated in Article 12 of this Agreement;

2.4 Prior to the expiration of the agreement, either party clearly expresses or indicates by its own acts that it does not perform the agreement Major obligations;

2.5 Either party delays in the performance of its main obligations hereunder and fails to perform within a reasonable time after being urged;

2.6 The parties have other breach of contract or illegal acts, so that the purpose of the agreement cannot be realized;

2.7 One party declares bankruptcy or dissolution;

2.8 The court, the government and other administrative acts require the agent to terminate the business.

Article 16 Special agreement

Except for the termination of this Agreement except in Article 15, Paragraph 1, Party B has terminated this Agreement under any other circumstances The payment for goods shall be deemed as liquidated damages to Party B, and Party A shall have the right not to return the payment.

Article 17 Dispute Settlement

Any dispute arising from the performance of this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party may refer it to Party A The people's court where the party is located brings a lawsuit.

Article 18 Address of service

1. Both parties confirm that their respective contractual agreements or legal documents are addressed as follows:

Party A's contact person: Cao Haizhu Contact number:

Address: 8th floor, Yifang Building, No.315, Shuangming Avenue, Guangming Street, Guangming District, Shenzhen City

E-mail address: [*]

Party B's contact person: Li Yingjie Tel.:

Address: Area A, F 3, Building A19, No.1, Yunshui Road, Dabanqiao Sub-district Office, Central Yunnan New District, Yunnan Province

Email address: [*]

2. All notices and documents exchanged between the two parties during the performance of this Agreement shall be sent in writing and may be delivered by letter, fax, temporary delivery, etc. The notice, service address and contact information shall be subject to the information in the signature column of this Agreement. If either party changes the mailing address or contact information, it shall communicate it in writing within 10 days from the date of the change Know the other party, otherwise the party that fails to notify shall bear the corresponding responsibilities arising therefrom.

Article 19 Other matters

1. This Agreement shall come into force upon being sealed by both parties or signed and sealed by the legal representatives of both parties and Party B pays the franchise fee in full within 7 days upon signing and sealing. This agreement shall be made in duplicate, with each party holding one copy and each copy having the same legal effect. Scanned copies, faxed copies

The same effect as the original;

2. Matters not covered herein shall be governed by relevant laws and regulations. In the absence of such provisions, party A and Party B may reach a written supplementary agreement. The annexes and supplementary agreements to this Agreement are an integral part of this Agreement, together with

This Agreement shall have the same legal effect.

(No text available below)

Party A (seal):	Party B (seal)

Legal Representative / Authorized Representative (signature):	Legal Representative / Authorized Representative (signature):

Signed on: May 22, 2024	Signed on: May 22, 2024